Exhibit 99.2

Exhibit 99.2 - Joint Filers’ Signatures

Designated Filer: Gurnet Holding Company

Issuer & Ticker Symbol: Corium International, Inc. (CORI)

Date of Earliest Transaction Required to be Reported: November 27, 2018

GURNET HOLDING COMPANY

By:
/s/ James B. Singleton
Name: James B. Singleton
Title: Secretary
Date: November 28, 2018

GURNET MERGER SUB, INC.

By:
/s/ James B. Singleton
Name: James B. Singleton
Title: President
Date: November 28, 2018

GURNET POINT L.P.

By:
/s/ James B. Singleton
Name: James B. Singleton
Title: Manager of Waypoint International GP LLC, in its capacity as General Partner of Gurnet Point L.P.
Date: November 28, 2018

WAYPOINT INTERNATIONAL GP LLC.

By:
/s/ James B. Singleton
Name: James B. Singleton
Title: Manager
Date: November 28, 2018